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                                 EXHIBIT 10.10
                                AMENDMENT NO. 1

                                     TO THE

                   KFC NATIONAL PURCHASING COOPERATIVE, INC.
                   SUPPLEMENTAL BENEFITS/CONSULTING AGREEMENT


         This is Amendment No. 1 to the Supplemental Benefits/Consulting Agreement (the "Agreement"), which was effective as of January 1, 1994, between KFC National Purchasing Cooperative, Inc. (the "COOP") and Thomas D. Henrion ("Henrion"), which Amendment shall be effective as of the date of its adoption.

                                    RECITAL

         Pursuant to Section 8 of the Agreement, Henrion has purchased a policy on his life, the COOP has paid the annual premiums on the policy and Henrion has assigned to the COOP 50% ownership interest in the death benefit under the policy. The parties now wish to amend the Agreement to provide that the COOP will receive a 50% ownership interest in the cash value of the policy in addition to its interest in the policy's death benefit and to provide terms under which Henrion may purchase the COOP's interest in the policy upon his termination of employment.

                                   AGREEMENT

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Section 8.2 of the Agreement is hereby amended so that as amended it shall read in its entirety as follows:

                 8.2 Assignment of the Policy to the COOP. Contemporaneously with the purchase of the Policy, Henrion assigned a 50% ownership interest in the death benefits payable under the Policy to the COOP. Immediately upon execution of this Amendment, Henrion agrees to execute and file with the Insurer the attached Amended Assignment (the "Amended Assignment"), which assigns to the COOP a 50% ownership interest in the cash value of the Policy and continues the COOP's 50% ownership interest in the death benefits payable under the Policy. The Amended Assignment of the Policy to the COOP hereunder shall not be terminated, altered or amended by Henrion without the express written consent of the COOP.
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         2.      Section 8.5 of the Agreement is hereby amended so that as
amended it shall read in its entirety as follows:

                 8.5 Loans and Cash Withdrawals. Neither the COOP nor Henrion shall be entitled to borrow or make cash withdrawals from the Policy.

         3. Section 8.6(b) of the Agreement is hereby amended so that as amended it shall read in its entirety as follows:

                          (b) Upon Henrion's death, the COOP shall have the unqualified right to receive a portion of the death benefit payable under the Policy equal to the COOP's interest in the death benefit provided under the Policy under Section 8.2. The balance of the death benefit provided under the Policy shall be paid directly to the beneficiary or beneficiaries designated by Henrion, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by Henrion until the full amount due the COOP hereunder has been paid. The parties agree that the beneficiary designation provision of the Policy shall conform to the provisions of this Section 8.

         4. A new Section 8.9 is hereby added to the Agreement to read in its entirety as follows:

                 8.9 Henrion's Option to Purchase the COOP's Interest in the Policy. For 90 days after the date of the termination of Henrion's employment with the COOP for any reason other than death, Henrion shall have the option to purchase the COOP's interest in the Policy. The purchase price shall equal 50% of the then-cash surrender value of the Policy. Upon receipt of such amount, the Amended Assignment to the COOP shall be terminated and the COOP shall execute any document necessary to evidence the release of such Amended Assignment. Notwithstanding Section 8.5 of this Agreement, the COOP agrees that Henrion may borrow or withdraw all or part of the cash value of the Policy if the proceeds of such loan or withdrawal are used immediately to purchase the COOP's interest in the Policy under this Section 8.9.




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         5.      A new Section 8.10 is hereby added to the Agreement to read in its entirety as follows:

                 8.10 COOP's Option for Transfer of Policy. If Henrion does not exercise his right to purchase the COOP's interest in the Policy under Section 8.9, the COOP may, within 90 days of the expiration of Henrion's right to purchase the COOP's interest in the Policy, purchase the Policy from Henrion. The purchase price shall be equal to 50% of the then-cash surrender value of the Policy. Upon receipt of such amount, Henrion shall immediately transfer all of his right, title and interest in and to the Policy to the COOP by the execution and delivery of an appropriate instrument of transfer. Notwithstanding
                 Section 8.5 of this Agreement, Henrion agrees that the COOP may borrow with withdraw all or part of the cash value of the Policy if the proceeds of such loan or withdrawal are used immediately to purchase the COOP's interest in the Policy under this Section 8.10.

         6. A new Section 8.11 is hereby added to the Agreement to read in its entirety as follows:

                 8.11 Surrender of Policy. If Henrion and the COOP each fail to exercise their rights to purchase the other's interest in the Policy under Sections 8.9 and 8.10 within the time prescribed, then Henrion agrees to cooperate with the COOP to surrender the Policy for its then-cash surrender value, which shall be split equally between the COOP and Henrion.




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         IN WITNESS WHEREOF, the COOP and Henrion have executed this Amendment
No. 1 as of the dates set forth below.

                                        KFC NATIONAL PURCHASING
                                        COOPERATIVE, INC.



                                        By
                                           -------------------------------
                                        Title:
                                               ---------------------------
                                        Date:
                                               ---------------------------




                                        ----------------------------------
                                        Thomas D. Henrion

                                        Date:
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